Exhibit 23.01

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO ● MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated April 14, 2011 on the consolidated financial statements of Anhui Taiyang Poultry Co., Inc. for the fiscal years ended December 31, 2010 and 2009 included in the Form S-1 of Anhui Taiyang Poultry Co., Inc. (the “Company”) being filed by the Company on July 18, 2011.

/s/ Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada	Chartered Accountants
July 18, 2011	Licensed Public Accountants